Exhibit 99.1

NEWS RELEASE

Media Contact:	Christina Ramirez Kacmarski
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Jenell McKay
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports Strong Third-Quarter 2022 Earnings Results

•Announced Projected FID Timing for Port Arthur LNG Phase 1
•Updated Full-Year 2022 GAAP and Raised Adjusted EPS Guidance Ranges

SAN DIEGO, Nov. 3, 2022 – Sempra (NYSE: SRE) (BMV: SRE) today announced third-quarter 2022 earnings of $485 million, or $1.53 per diluted share, compared to third-quarter 2021 losses of $648 million, or $2.03 per diluted share. On an adjusted basis, the company’s third-quarter 2022 earnings were $622 million or $1.97 per diluted share, compared to $545 million, or $1.70 per diluted share, in 2021. As a result of the company’s strong execution and financial results in the first nine months of the year, Sempra is updating its full-year 2022 GAAP earnings per common share (EPS) guidance range to $7.07 to $7.37 and raising its full-year 2022 adjusted EPS guidance range to $8.70 to $9.00.
“Disciplined execution across our three growth platforms drove strong third-quarter financial results, while also advancing our mission to be North America’s premier energy infrastructure company,” said Jeffrey W. Martin, chairman and chief executive officer of Sempra. “We have made significant progress on advancing development at Port Arthur LNG, where we now expect to take a final investment decision on Phase 1 in the first quarter of next year.”

Sempra's earnings for the first nine months of 2022 were $1.656 billion, or $5.23 per diluted share, compared with earnings of $650 million, or $2.09 per diluted share, in the first nine months of 2021. Adjusted earnings for the first nine months of 2022 were $2.172 billion, or $6.87 per diluted share, compared to $1.949 billion, or $6.27 per diluted share, in the first nine months of 2021.

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP (generally accepted accounting principles in the United States of America) earnings, reconciled to adjusted earnings, for the third quarter and first nine months of 2022 and 2021.

(Dollars, and shares in millions, except EPS)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(Unaudited)
GAAP Earnings (Losses)	$485	$(648)	$1,656	$650
Impacts Associated with Aliso Canyon Litigation and Regulatory Matters	101	1,132	199	1,132
Impact from Foreign Currency and Inflation on our Monetary Positions in Mexico and Associated Undesignated Derivatives	(2)	(28)	89	41
Net Unrealized Losses on Commodity Derivatives	38	89	108	176
Deferred Income Tax Expense Associated with the Change in our Indefinite Reinvestment Assertion Related to the Sale of NCI to ADIA	—	—	120	—
Earnings from Investment in RBS Sempra Commodities LLP	—	—	—	(50)
Adjusted Earnings(1)	$622	$545	$2,172	$1,949

Diluted Weighted-Average Common Shares Outstanding	316	319	316	311
GAAP EPS	$1.53	$(2.03)	$5.23	$2.09

Diluted Weighted-Average Common Shares Outstanding - Adjusted	316	320	316	311
Adjusted EPS(1)	$1.97	$1.70	$6.87	$6.27

1) See Table A for information regarding non-GAAP financial measures and descriptions of adjustments.

Sempra California
Sempra California’s San Diego Gas & Electric Co. (SDG&E) and Southern California Gas Co. (SoCalGas) continue to advance key regulatory filings to support the companies’ investments, which align with California’s clean energy goals and focus on safety, reliability and decarbonizing the economy. Both companies are awaiting a final decision by year-end from the California Public Utilities Commission (CPUC) on their updated cost of capital applications for 2023 through 2025, which were filed earlier this year. Specific to SDG&E’s 2022 off-cycle cost of capital application, a proposed decision and an alternate proposed decision were issued on September 30, and the CPUC is scheduled to approve a decision today.
Additionally, both SDG&E and SoCalGas are continuing to pursue a series of opportunities to advance clean energy and new technologies in California. In September, the companies filed a joint CPUC application with Southwest Gas to conduct hydrogen blending demonstration projects in collaboration with the Universities of California at Irvine and San Diego to enhance grid resiliency and help the state reach its goal of carbon neutrality by 2045. The projects build upon years of research to scale hydrogen blending to help drive decarbonization across multiple sectors of the economy.
Other projects either proposed or under development by SDG&E or SoCalGas in pursuit of sustainable technologies include opportunities to supply renewable natural gas to customers, deploy microgrids and develop energy storage at strategic locations and substations in their service areas. Also, SoCalGas is advancing decarbonization of the Los Angeles region through Angeles Link, its proposed green hydrogen energy network.

Sempra Texas
In Texas, Oncor has invested $2.2 billion of its $3 billion 2022 capital plan to support strong economic growth and improved system reliability and expansion in its service territory.

During the quarter, Oncor connected approximately 14,000 new premises, bringing its year-to-date new premise count to approximately 49,000. Additionally, Oncor remains on pace to set a company record for new annual transmission interconnection requests in 2022, with 65 new transmission point-of-interconnection requests received in the third quarter. Of the 565 active generation requests in queue, approximately 52% are solar, 35% are storage, and 10% are wind, highlighting the company’s continued efforts to facilitate the growing integration of renewables in its service area. Across its territory, Oncor placed $80 million of transmission projects into service in the third quarter. These included placement of two major substation projects into service and a portion of the construction or upgrade of approximately 300 miles of transmission and distribution lines.
Oncor is progressing its base rate review with the Public Utility Commission of Texas and expects final resolution of the case by the end of the first quarter of 2023.

Sempra Infrastructure
Sempra Infrastructure is focused on clean power, energy networks, liquefied natural gas (LNG) and net-zero investments to support the deployment of energy solutions critical to advancing global climate goals, while meeting the concurrent need for secure, abundant and reliable energy. The company is continuing to make significant commercial advancements at its LNG and other North American energy infrastructure projects.
Sempra Infrastructure is now targeting a final investment decision (FID) for Phase 1 of its Port Arthur LNG project in the first quarter of 2023. This follows the company’s recent announcement that it has finalized its fixed-price engineering, procurement and construction (EPC) contract for Port Arthur LNG Phase 1 and the substantial completion of marketing for Phase 1, which was achieved during the second quarter through a series of previously announced non-binding agreements with both domestic and international counterparties. A similarly sized Port Arthur LNG Phase 2 project is also under active marketing and development.
The company continues to advance its Cameron LNG Phase 2 project under development and anticipates FID on Train 4 after the front-end engineering and design process is completed, which is currently targeted for the summer of 2023.
Sempra Infrastructure is also making progress on its clean energy projects in North America. In late October, the company announced a 20-year power purchase agreement with Silicon Valley Power for the long-term supply of renewable energy to the City of Santa Clara, Calif., from the proposed Cimarrón project, a 300-megawatt cross-border wind generation facility under development in Baja California, Mexico. Also in October, the company entered into an HOA with AVANGRID for the potential joint development of green hydrogen and ammonia projects powered by renewable sources to help meet the energy and decarbonization needs of both U.S. and international customers.

Earnings Guidance
Sempra is updating its full-year 2022 GAAP EPS guidance range to $7.07 to $7.37. As a result of the company’s strong execution and financial results in the first nine months of the year, Sempra is raising its full-year 2022 adjusted EPS guidance range to $8.70 to $9.00. Sempra also is affirming its full-year 2023 EPS guidance range of $8.60 to $9.20.

Non-GAAP Financial Measures

Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS, and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the internet today at 12 p.m. ET with the company’s senior management. Access is available by logging onto the company’s website, sempra.com. The webcast will be available on replay a few hours after its conclusion on sempra.com.

About Sempra
Sempra's mission is to be North America's premier energy infrastructure company. The Sempra family of companies have 20,000 talented employees who deliver energy with purpose to nearly 40 million consumers. With more than $72 billion in total assets at the end of 2021, the San Diego-based company is the owner of one of the largest energy networks in North America helping some of the world's leading economies move to cleaner sources of energy. The company is helping to advance the global energy transition through electrification and decarbonization in the markets it serves, including California, Texas, Mexico and the LNG export market. Sempra is consistently recognized as a leader in sustainable business practices and for its long-standing commitment to building a high-performing culture focused on safety, workforce development and training, and diversity and inclusion. Sempra was named the top-ranked utility in the U.S. for environmental, social and governance scores and financial performance by Investor’s Business Daily and is the only North American utility sector company included on the Dow Jones Sustainability World Index for four consecutive years. Sempra was also named one of the "World's Most Admired Companies" for 2022 by Fortune Magazine. For additional information about Sempra, please visit Sempra's website at sempra.com and on Twitter @Sempra.

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This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this press release, forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to: California wildfires, including the risks that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, in rates from customers or a combination thereof; decisions, investigations, regulations, issuances or revocations of permits or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, Public Utility Commission of Texas, and other governmental and regulatory bodies and (ii) the U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries in which we do business; the success of business development efforts, construction projects and acquisitions and divestitures, including risks in (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, and (iv) obtaining the consent or approval of partners or other third parties, including governmental and regulatory bodies; civil and criminal litigation, regulatory inquiries, investigations, arbitrations, property disputes and other proceedings, including those related to the natural gas leak at Southern California Gas Company’s (SoCalGas) Aliso Canyon natural gas storage facility; changes to laws and regulations, including certain of Mexico’s laws and rules that impact energy supplier permitting, energy contract rates, the electricity industry generally and the import, export, transport and storage of hydrocarbons; cybersecurity threats, including by state and state-sponsored actors, by ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including to the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events, such as the war in Ukraine; failure of foreign governments, state-owned entities and our counterparties to honor their contracts and commitments; our ability to borrow money on favorable terms or otherwise and meet our debt service obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook and (ii) rising interest rates and inflation; the impact on San Diego Gas & Electric Company’s (SDG&E) and SoCalGas’ cost of capital and the affordability of customer rates and on Sempra Infrastructure’s ability to pass through any higher costs to current and future customers due to (i) volatility in inflation, interest rates, foreign currency exchange rates (with respect to Sempra Infrastructure’s business) and commodity prices and our ability to effectively hedge these risks, and (ii) with respect to SDG&E’s business, departing retail load resulting from additional customers transferring to Community Choice Aggregation and

Direct Access; the impact of energy and climate policies, laws, rules and disclosures, as well as related goals and actions of companies in our industry, including actions to reduce or eliminate reliance on natural gas, any deterioration of or increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets; the pace of the development and adoption of new technologies in the energy sector, including those designed to support governmental and private party energy and climate goals, and our ability to efficiently incorporate them into our businesses; weather, natural disasters, pandemics, accidents, equipment failures, explosions, acts of terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials, cause fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms, may be disputed or not covered by insurers, or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities; the impact of the COVID-19 pandemic on capital projects, regulatory approvals and the execution of our operations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those that have been imposed and that may be imposed in the future in connection with the war in Ukraine, which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, sec.gov, and on Sempra’s website, sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Texas, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
REVENUES
Utilities:
Natural gas	$1,587	$1,255	$5,611	$4,310
Electric	1,357	1,305	3,663	3,529
Energy-related businesses	673	453	1,710	1,174
Total revenues	3,617	3,013	10,984	9,013

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(505)	(282)	(1,835)	(892)
Cost of electric fuel and purchased power	(307)	(312)	(763)	(828)
Energy-related businesses cost of sales	(340)	(220)	(764)	(448)
Operation and maintenance	(1,206)	(1,073)	(3,454)	(3,098)
Aliso Canyon litigation and regulatory matters	(122)	(1,571)	(259)	(1,571)
Depreciation and amortization	(506)	(471)	(1,500)	(1,376)
Franchise fees and other taxes	(162)	(151)	(474)	(442)
Other (expense) income, net	(40)	(55)	(3)	52
Interest income	18	16	58	50
Interest expense	(282)	(259)	(796)	(776)
Income (loss) before income taxes and equity earnings	165	(1,365)	1,194	(316)
Income tax (expense) benefit	(21)	342	(435)	45
Equity earnings	417	391	1,118	1,022
Net income (loss)	561	(632)	1,877	751
Earnings attributable to noncontrolling interests	(65)	(5)	(187)	(48)
Preferred dividends	(11)	(11)	(33)	(52)
Preferred dividends of subsidiary	—	—	(1)	(1)
Earnings (losses) attributable to common shares	$485	$(648)	$1,656	$650

Basic earnings per common share (EPS):
Earnings (losses)	$1.54	$(2.03)	$5.25	$2.10
Weighted-average common shares outstanding	314,724	319,144	315,301	309,350

Diluted EPS:
Earnings (losses)	$1.53	$(2.03)	$5.23	$2.09
Weighted-average common shares outstanding	316,087	319,144	316,457	310,854

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS (LOSSES) (Unaudited)
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2022 and 2021 as follows:

Three months ended September 30, 2022:
▪$(101) million from impacts associated with Aliso Canyon natural gas storage facility litigation and regulatory matters at Southern California Gas Company (SoCalGas)
▪$2 million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(38) million net unrealized losses on commodity derivatives

Three months ended September 30, 2021:
▪$(1,132) million from impacts associated with Aliso Canyon natural gas storage facility litigation at SoCalGas
▪$28 million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(89) million net unrealized losses on commodity derivatives

Nine months ended September 30, 2022:
▪$(199) million from impacts associated with Aliso Canyon natural gas storage facility litigation and regulatory matters at SoCalGas
▪$(89) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(108) million net unrealized losses on commodity derivatives
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the sale of NCI to Abu Dhabi Investment Authority (ADIA)

Nine months ended September 30, 2021:
▪$(1,132) million from impacts associated with Aliso Canyon natural gas storage facility litigation at SoCalGas
▪$(41) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives
▪$(176) million net unrealized losses on commodity derivatives
▪$50 million equity earnings from investment in RBS Sempra Commodities LLP, which represents a reduction to an estimate of our obligations to settle pending value added tax matters and related legal costs at our equity method investment at Parent and other

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation effects on our monetary positions in Mexico and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings (Losses) and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS (LOSSES)
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	(Losses) earnings
	Three months ended September 30, 2022				Three months ended September 30, 2021
Sempra GAAP Earnings (Losses)				$485				$(648)
Excluded items:
Impacts associated with Aliso Canyon litigation and regulatory matters	$122	$(21)	$—	101	$1,571	$(439)	$—	1,132
Impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives	1	(4)	1	(2)	4	(33)	1	(28)
Net unrealized losses on commodity derivatives	77	(17)	(22)	38	120	(32)	1	89
Sempra Adjusted Earnings				$622				$545

Diluted EPS:
Sempra GAAP Earnings (Losses)				$485				$(648)
Weighted-average common shares outstanding, diluted				316,087				319,144
Sempra GAAP EPS				$1.53				$(2.03)

Sempra Adjusted Earnings				$622				$545
Weighted-average common shares outstanding, diluted – Adjusted(2)				316,087				320,483
Sempra Adjusted EPS				$1.97				$1.70

	Nine months ended September 30, 2022				Nine months ended September 30, 2021
Sempra GAAP Earnings				$1,656				$650
Excluded items:
Impacts associated with Aliso Canyon litigation and regulatory matters	$259	$(60)	$—	199	$1,571	$(439)	$—	1,132
Impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives	30	80	(21)	89	36	8	(3)	41
Net unrealized losses on commodity derivatives	183	(42)	(33)	108	245	(67)	(2)	176
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the sale of NCI to ADIA	—	120	—	120	—	—	—	—
Earnings from investment in RBS Sempra Commodities LLP	—	—	—	—	(50)	—	—	(50)
Sempra Adjusted Earnings				$2,172				$1,949

Diluted EPS:
Sempra GAAP Earnings				$1,656				$650
Weighted-average common shares outstanding, diluted				316,457				310,854
Sempra GAAP EPS				$5.23				$2.09

Sempra Adjusted Earnings				$2,172				$1,949
Weighted-average common shares outstanding, diluted				316,457				310,854
Sempra Adjusted EPS				$6.87				$6.27
(1)    Except for adjustments that are solely income tax, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates. We did not record an income tax expense for the equity earnings from our investment in RBS Sempra Commodities LLP because, even though a portion of the liabilities may be deductible under United Kingdom tax law, it is not probable that the deduction will reduce United Kingdom taxes.
(2)    In the three months ended September 30, 2021, the total weighted-average number of potentially dilutive securities of 699 were not included in the computation of GAAP EPS because to do so would have decreased losses per share, additionally because the conversion of the series B preferred stock is dilutive for Adjusted Earnings, 640 series B preferred stock shares are added back to the denominator used to calculate Adjusted EPS.

SEMPRA ENERGY
Table A (Continued)

RECONCILIATION OF SEMPRA 2022 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2022 GAAP EPS GUIDANCE RANGE (Unaudited)
Sempra 2022 Adjusted EPS Guidance Range of $8.70 to $9.00 excludes items (after the effects of income taxes and, if applicable, noncontrolling interests) as follows:

▪$(199) million from impacts associated with Aliso Canyon natural gas storage facility litigation and regulatory matters at SoCalGas
▪$(89) million impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives in the nine months ended September 30, 2022
▪$(108) million net unrealized losses on commodity derivatives in the nine months ended September 30, 2022
▪$(120) million deferred income tax expense associated with the change in our indefinite reinvestment assertion as a result of progress in obtaining regulatory approvals necessary to close the sale of NCI to ADIA

Sempra 2022 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation effects on our monetary positions in Mexico and associated undesignated derivatives and unrealized gains and losses on commodity derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. Sempra 2022 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2022 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2022 Adjusted EPS Guidance Range to Sempra 2022 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2022
Sempra GAAP EPS Guidance Range	$7.07	to	$7.37
Excluded items:
Impacts associated with Aliso Canyon litigation and regulatory matters	0.63		0.63
Impact from foreign currency and inflation on our monetary positions in Mexico and associated undesignated derivatives	0.28		0.28
Net unrealized losses on commodity derivatives	0.34		0.34
Deferred income tax expense associated with the change in our indefinite reinvestment assertion related to the sale of NCI to ADIA	0.38		0.38
Sempra Adjusted EPS Guidance Range	$8.70	to	$9.00
Weighted-average common shares outstanding, diluted (millions)			316

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	September 30, 2022	December 31, 2021(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$685	$559
Restricted cash	49	19
Accounts receivable – trade, net	1,817	2,071
Accounts receivable – other, net	371	398
Due from unconsolidated affiliates	52	23
Income taxes receivable	90	79
Inventories	506	389
Prepaid expenses	333	260
Regulatory assets	270	271
Greenhouse gas allowances	100	97
Other current assets	192	209
Total current assets	4,465	4,375

Other assets:
Restricted cash	52	3
Due from unconsolidated affiliates	—	637
Regulatory assets	2,641	2,011
Insurance receivable for Aliso Canyon costs	10	360
Greenhouse gas allowances	758	422
Nuclear decommissioning trusts	816	1,012
Dedicated assets in support of certain benefit plans	487	567
Deferred income taxes	133	151
Right-of-use assets – operating leases	665	594
Investment in Oncor Holdings	13,558	12,947
Other investments	1,876	1,525
Goodwill	1,602	1,602
Other intangible assets	350	370
Wildfire fund	310	331
Other long-term assets	1,401	1,244
Total other assets	24,659	23,776
Property, plant and equipment, net	46,439	43,894
Total assets	$75,563	$72,045
(1)    Derived from audited financial statements.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Dollars in millions)
	September 30, 2022	December 31, 2021(1)
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,750	$3,471
Accounts payable – trade	1,919	1,671
Accounts payable – other	242	178
Dividends and interest payable	630	563
Accrued compensation and benefits	474	479
Regulatory liabilities	298	359
Current portion of long-term debt and finance leases	1,005	106
Reserve for Aliso Canyon costs	145	1,980
Greenhouse gas obligations	100	97
Other current liabilities	1,273	1,131
Total current liabilities	7,836	10,035

Long-term debt and finance leases	23,830	21,068

Deferred credits and other liabilities:
Due to unconsolidated affiliates	296	287
Regulatory liabilities	3,312	3,402
Greenhouse gas obligations	521	225
Pension and other postretirement benefit plan obligations, net of plan assets	602	687
Deferred income taxes	4,327	3,477
Asset retirement obligations	3,479	3,375
Deferred credits and other	2,071	2,070
Total deferred credits and other liabilities	14,608	13,523
Equity:
Sempra Energy shareholders’ equity	27,030	25,981
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,239	1,418
Total equity	29,289	27,419
Total liabilities and equity	$75,563	$72,045
(1)     Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Nine months ended September 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,877	$751
Adjustments to reconcile net income to net cash provided by operating activities	1,193	661
Reserve for Aliso Canyon costs	(1,835)	1,525
Net change in other working capital components	(267)	(186)
Insurance receivable for Aliso Canyon costs	350	31
Distributions from investments	643	727
Changes in other noncurrent assets and liabilities, net	(506)	(528)
Net cash provided by operating activities	1,455	2,981

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(3,540)	(3,606)
Expenditures for investments and acquisitions	(275)	(216)
Purchases of nuclear decommissioning trust assets	(530)	(729)
Proceeds from sales of nuclear decommissioning trust assets	530	729
Advances to unconsolidated affiliates	—	(8)
Repayments of advances to unconsolidated affiliates	626	—
Distributions from investments	—	365
Other	6	9
Net cash used in investing activities	(3,183)	(3,456)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(1,070)	(981)
Preferred dividends paid	(22)	(77)
Issuances of common stock	4	5
Repurchases of common stock	(478)	(39)
Issuances of debt (maturities greater than 90 days)	6,711	1,992
Payments on debt (maturities greater than 90 days) and finance leases	(3,365)	(2,315)
(Decrease) increase in short-term debt, net	(1,438)	1,999
Advances from unconsolidated affiliates	28	40
Proceeds from sales of noncontrolling interests, net	1,732	7
Purchases of noncontrolling interests	—	(221)
Distributions to noncontrolling interests	(146)	—
Contributions from noncontrolling interests	15	—
Other	(35)	(13)
Net cash provided by financing activities	1,936	397

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	—

Increase (decrease) in cash, cash equivalents and restricted cash	205	(78)
Cash, cash equivalents and restricted cash, January 1	581	985
Cash, cash equivalents and restricted cash, September 30	$786	$907

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS
(Dollars in millions)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$271	$205	$681	$603
SoCalGas	(82)	(1,126)	339	(625)
Sempra Texas Utilities	256	206	604	479
Sempra Infrastructure	114	164	392	419
Parent and other	(74)	(97)	(360)	(226)
Total	$485	$(648)	$1,656	$650

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$561	$488	$1,651	$1,560
SoCalGas	463	481	1,394	1,417
Sempra Texas Utilities	85	51	256	151
Sempra Infrastructure	162	207	508	687
Parent and other	2	6	6	7
Total	$1,273	$1,233	$3,815	$3,822

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
UTILITIES
SDG&E and SoCalGas
Gas sales (Bcf)(1)	53	56	240	255
Transportation (Bcf)(1)	180	170	462	452
Total deliveries (Bcf)(1)	233	226	702	707

Total gas customer meters (thousands)			7,031	6,994

SDG&E
Electric sales (millions of kWhs)(1)	2,121	2,789	6,085	8,912
Community Choice Aggregation and Direct Access (millions of kWhs)(2)	3,106	2,025	7,135	3,812
Total deliveries (millions of kWhs)(1)	5,227	4,814	13,220	12,724

Total electric customer meters (thousands)			1,502	1,493

Oncor(3)
Total deliveries (millions of kWhs)	44,040	40,244	115,580	103,810
Total electric customer meters (thousands)			3,881	3,817

Ecogas
Natural gas sales (Bcf)	—	—	2	2
Natural gas customer meters (thousands)			147	141

ENERGY-RELATED BUSINESSES
Power generated and sold
Sempra Infrastructure
Termoeléctrica de Mexicali (TdM) (millions of kWhs)	1,019	912	2,268	2,583
Wind and solar (millions of kWhs)(1)(4)	688	612	2,347	1,924
(1)     Include intercompany sales.
(2)     A number of jurisdictions in SDG&E's territory have implemented Community Choice Aggregation, including the City and County of San Diego in 2022. Additional jurisdictions are implementing or are considering implementing Community Choice Aggregation.
(3)     Includes 100% of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an indirect 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.
(4)     Includes 50% of the total power generated and sold at the Energía Sierra Juárez (ESJ) wind power generation facility through March 19, 2021. As of March 19, 2021, ESJ became a wholly owned, consolidated subsidiary of IEnova.